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                           PETROLEUM GEO-SERVICES ASA

                                       AND

                                 CITIBANK, N.A.,

                                 As Depositary,

                                       AND

                   ALL HOLDERS OF AMERICAN DEPOSITARY RECEIPTS
                       OUTSTANDING UNDER THE TERMS OF THE
                  DEPOSIT AGREEMENT, DATED AS OF MAY 25, 1993,
               AS AMENDED BY FIRST AMENDMENT TO DEPOSIT AGREEMENT,
                           DATED AS OF APRIL 24, 1997

                       -----------------------------------

                                Second Amendment
                                       to
                                Deposit Agreement

                       -----------------------------------

                           Dated as of _________, 2007

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

ARTICLE I
DEFINITIONS................................................................... 2
    SECTION 1.01    Definitions................................................2
    SECTION 1.02    Effective Date.............................................2

ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT................................................2
    SECTION 2.01    Deposit Agreement..........................................2
    SECTION 2.02    Amendments Binding on all Holders and Beneficial Owners....2
    SECTION 2.03    Deregistration of Securities...............................2

ARTICLE III
AMENDMENTS TO THE FORM OF ADR..................................................3
    SECTION 3.01    ADR Amendment..............................................3
    SECTION 3.02    Deregistration of Securities...............................4

ARTICLE IV
REPRESENTATIONS AND WARRANTIES.................................................5
    SECTION 4.01    Representations and Warranties of the Company..............5
    SECTION 4.02    Representations and Warranties of the Depositary ..........5

ARTICLE V
MISCELLANEOUS..................................................................6
    SECTION 5.01    New ADRs...................................................6
    SECTION 5.02    Notice of Amendment to Holders of ADSs.....................6
    SECTION 5.03    Intentionally Omitted......................................7
    SECTION 5.04    Ratification...............................................7
    SECTION 5.05    Governing Law..............................................7
    SECTION 5.06    Counterparts...............................................7

                      SECOND AMENDMENT TO DEPOSIT AGREEMENT

            SECOND AMENDMENT TO DEPOSIT AGREEMENT, dated as of _________ 2007 (the "Amendment"), by and among Petroleum Geo-Services ASA, a company organized and existing under the laws of the Kingdom of Norway (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Holders from time to time of American Depositary Shares evidenced by American Depositary Receipts outstanding under that certain Deposit Agreement, dated as of May 25, 1993, as amended by First Amendment to Deposit Agreement, dated as of April 24, 1997 (as so amended, the "Deposit Agreement").

                                WITNESSETH THAT:

            WHEREAS, the Company and the Depositary entered the Deposit Agreement, for the creation of American Depositary Shares representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("ADRs") in respect of the American Depositary Shares; and

            WHEREAS, the Company has filed a Form 15F with the U.S. Securities and Exchange Commission (the "Commission") in order to seek to terminate the registration of its securities under the United States Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and its obligation to file with the Commission, or submit to the Commission, reports under Sections 13(a) and 15(d) of the Exchange Act; and

            WHEREAS, the Company desires to (x) amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Deposit Agreement to reflect such change, and (y) to give notice thereof to all Holders (as defined in the Deposit Agreement) of ADRs; and

            WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Deposit Agreement as Exhibit A for the purposes set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed as Exhibit A to the Deposit Agreement as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.01 Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Deposit Agreement.

            SECTION 1.02 Effective Date. The term "Effective Date" shall mean the date set forth above and as of which this Amendment shall become effective.

                                   ARTICLE II
                         AMENDMENTS TO DEPOSIT AGREEMENT

            SECTION 2.01 Deposit Agreement. All references in the Deposit Agreement to the terms "Deposit Agreement," "herein," "hereunder" and words of similar import shall, as of the Effective Date, refer to the Deposit Agreement as amended by this Amendment. Except as expressly modified herein, the Deposit Agreement shall remain in full force and effect.

            SECTION 2.02 Amendments Binding on all Holders. From and after the Effective Date, the amendments to the Deposit Agreement effected hereby shall be binding on all Holders of ADSs issued and outstanding as of the Effective Date and on all Holders of ADSs issued after the Effective Date.

            SECTION 2.03 Deregistration of Securities. To reflect the application by the Company to terminate the registration of its securities under the Exchange Act, the Deposit Agreement is hereby amended as of the Effective Date by deleting Section 4.10 in its entirety and inserting the following in its stead:

            "Section 4.10 Available Information. The Company has been subject to the periodic reporting requirements of the Exchange Act, and has filed with and submitted to the Commission certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F (the "Form 15F") with the Commission, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of the Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b), the Company intends to publish in English the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market. The Company has specified in the Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. If the Form 15F does not become effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with and submit to the Commission, certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission."

                                  ARTICLE III
                          AMENDMENTS TO THE FORM OF ADR

            SECTION 3.01 ADR Amendment. The first sentence of paragraph (1) of the form of ADR attached as Exhibit A to the Deposit Agreement and in each of the ADRs issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by deleting such sentence in its entirety and inserting the following in its stead:

            "This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of May 25, 1993, as amended by First Amendment to Deposit Agreement, dated as of April 24, 1997, as further amended by Second Amendment to Deposit Agreement, dated as of ___________, 2007 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders from time to time of American Depositary Shares evidenced by Receipts issued thereunder, each of whom by accepting a Receipt becomes bound by all the terms and provisions thereof."

            SECTION 3.02 Deregistration of Securities. To reflect the application by the Company to terminate the registration of its securities under the Exchange Act, the form of Receipt attached as Exhibit A to the Deposit Agreement and each of the Receipts issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by deleting paragraph (9) in its entirety and inserting the following in its stead:

            "Section (9) Available Information. The Company has been subject to the periodic reporting requirements of the Exchange Act, and has filed with and submitted to the Commission certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F (the "Form 15F") with the Commission, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of the Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b), the Company intends to publish in English the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market. The Company has specified in the Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. If the Form 15F does not become effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with and submit to the Commission, certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission."

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01 Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

            (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

            (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in the Kingdom of Norway, neither of such agreements need to be filed or recorded with any court or other authority in the Kingdom of Norway, nor does any stamp or similar tax need be paid in the Kingdom of Norway on or in respect of such agreements.

            SECTION 4.02 Representations and Warranties of the Depositary. The Depositary represents and warrants to, and agrees with, the Company that:

            (a) This Amendment, when executed and delivered by the Depositary, and the Deposit Agreement and all other documentation executed and delivered by the Depositary in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Depositary, and constitute the legal, valid and binding obligations of the Depositary, enforceable against the Depositary in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                    ARTICLE V
                                  MISCELLANEOUS

            SECTION 5.01 New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the Effective Date, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

            SECTION 5.02 Notice of Amendment to Holders of ADSs. The Depositary is hereby directed to send notices informing the Holders of ADRs (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment, and (iii) that the Holder of ADRs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 5.01 hereof and (iv) that copies of this Amendment may be retrieved from the Commission's website at www.sec.gov and may be obtained from the Depositary and the Company upon request.

            SECTION 5.03 Intentionally omitted.

            SECTION 5.04 Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

            SECTION 5.05 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed in the State of New York.

            SECTION 5.06 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the Effective Date.


                                             PETROLEUM GEO-SERVICES ASA


                                             By:________________________________
                                                      Name:
                                                      Title:


                                             CITIBANK, N.A., as Depositary


                                             By:________________________________
                                                      Name:
                                                      Title:

                                    EXHIBIT A

                            [FORM OF FACE OF RECEIPT]

Number
                           AMERICAN DEPOSITARY SHARES
               (EACH REPRESENTING RIGHTS ATTRIBUTABLE TO 1 SHARE)
                           AMERICAN DEPOSITARY RECEIPT
                                       FOR
                           AMERICAN DEPOSITARY SHARES
                                  REPRESENTING
                                DEPOSITED SHARES
                                       OF
                           PETROLEUM GEO-SERVICES ASA
                      (Organized under the laws of Norway)

            CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (herein called the "Depositary"), hereby certifies that____________________ is the owner of_________________American Depositary Shares, representing deposited shares, nominal value NOK 3 each, or evidence of the right to receive such shares (herein called the "Shares"), of Petroleum Geo-Services ASA, a corporation organized under the laws of Norway (herein called the "Company"). At the date of the Deposit Agreement (as hereinafter defined), each American Depositary Share represents rights attributable to 1 Share* deposited under the Deposit Agreement with the Custodians which at the date of execution of the Deposit Agreement are Den Norske Bank, Oslo and Christiania Bank og Kreditkasse.

            (1) The Deposit Agreement This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of May 25, 1993, as amended by First Amendment to Deposit Agreement, dated as of April 24, 1997, as further amended by Second Amendment to Deposit Agreement, dated as of ___________, 2007 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders from time to time of American Depositary Shares evidenced by Receipts issued thereunder, each of whom by accepting a Receipt becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from

----------
* Subject to change as provided in Article IV of the Deposit Agreement.

time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodians. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified in their entirety by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

            (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in Paragraph (6) of this Receipt and of all taxes, duties and other governmental charges and fees payable in connection herewith, and subject to the terms and conditions of the Deposit Agreement and the Articles of Association of the Company, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited Securities may be made through VPS or by the delivery of a certificate or certificates therefor, or of other appropriate evidence of title thereto, properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him. Such delivery will be made without unreasonable delay and, at the option of such Holder, either at the office of a Custodian or at the Principal Office of the Depositary, provided that the forwarding of Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary in the Borough of Manhattan, The City of New York, shall be at the risk and expense of the Holder hereof.

            (3) Transfers, Split-ups and Combinations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law, provided, however, that the Depositary after consultation with the Company may dose the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split- up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or a Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto and payment of any applicable fees as provided in Paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to American Depositary Receipts or to the withdrawal of Deposited Securities.

            The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information as it may deem necessary or proper or as the Company may reasonably require by written request to the Depositary and each Custodian. After consultation with the Company, the delivery of Receipts against deposits of particular Shares may be withheld, or the delivery of Receipts against the deposit of Shares generally may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company are closed, if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares which are required to be registered under provisions of the Securities Act of 1933 prior to being offered and sold publicly in the United States, unless a registration statement is in effect as to such Shares. The Depositary will comply with written instructions of the Company to not accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

            (4) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such, dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

            (5) Agreements by Depositor. Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, legal or beneficial ownership, or such information relating to the registration on the books of the Company of the Shares presented for deposit or other information, to execute and deliver such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company reasonably may require by written request to the Depositary and each Custodian. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and non-assessable, and that the person making such deposit is duly authorized so to do. Every such person will also be deemed to represent that the Shares presented for deposit are not, and the Receipts issuable upon such deposit will not be required to be registered under the provisions of the Securities Act of 1933 prior to being offered and sold publicly in the United States. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

            (6) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities, $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered. Persons presenting Shares for deposit or Holders will also be required to pay (i) taxes and other governmental charges, (ii) share transfer, exchange or registration fees on deposits and withdrawals of Shares, (iii) such cable, telex and facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts, and (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency into dollars.

            All such charges may be changed by agreement between the Depositary and the Company at any time and from time to time. Any amendment which imposes or increases any fees or charges (other than the fees of the Depositary for the issuance, execution and delivery or cancellation of Receipts and taxes and other governmental charges) or which otherwise prejudices any substantial existing right of Holders, however, will not become effective as to outstanding Receipts until three months after notice thereof is given to Holders.

            (7) Title to Receipt. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

            (8) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this Receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

            (9) Available Information. The Company has been subject to the periodic reporting requirements of the Exchange Act, and has filed with and submitted to the Commission certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F (the "Form 15F") with the Commission, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of the Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b), the Company intends to publish in English the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market. The Company has specified in the Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. If the Form 15F does not become effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with and submit to the Commission, certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission.

            (10) Ownership Restrictions. The Holders acknowledge that the Company may restrict transfers of Shares if such transfer would be in conflict with public regulations or limitations and consequently in conflict with the interests of the Company.

            (11) Disclosure of Beneficial Ownership. Any Holder of a Receipt may be required, from time to time, to file such proof of citizenship or residence, legal or beneficial ownership, or other information requested by the Depositary or the Company pursuant to Norwegian law. Any person, entity or group acting in concert who is a Holder of Receipts and who is entitled, and upon surrender of such Receipts, to acquire directly or indirectly the beneficial ownership of such number of Shares as shall exceed (together with any Share or additional Receipts held by such person, entity or group) 10%, or such lesser percentage as may be required to be disclosed from time to time under any law, regulation, or practice of Norway, of the share capital or voting rights of the Company shall promptly send to the Company at the address set forth in the notice provisions of the Deposit Agreement, by registered or certified mail, the following information:

            (1) the background, and identity, residence, and citizenship of, and the nature of such rights held by, such person and all other persons by whom or on whose behalf the purchases have been or are to be effected;

            (2) the number of Shares and Receipts which are beneficially owned, directly or indirectly, by (i) such person, and (ii) each associate of such person, giving the background, identity, residence, and citizenship of each such associate; and

            (3) if any material change occurs in the facts set forth in the statements to the Company, an amendment shall be transmitted, within ten days after any such change occurs, to the Company setting forth such changes.

            Any person, entity or group who is a Holder of Receipts and who beneficially owns (either directly or by virtue of the ownership of Receipts) 10% or more of the share capital or voting rights of the Company, shall promptly send to the Company the information required in the preceding paragraph promptly after a change of more than 5% in the shares of capital stock beneficially owned by such Holder.

Dated:
                                                      CITIBANK, N.A.,
                                                      as Depositary


                                                      By _________________
                                                       (Authorized Officer)

            The Depositary's Transfer Office is currently located at 388 Greenwich Street, 14th Floor, New York, New York 10013. The Depositary's Transfer Office is different than its Principal Executive Office. Its Principal Executive Office is located at 399 Park Avenue, New York, NY 10043.

                          [FORM OF REVERSE OF RECEIPT]
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

            (12) Dividends and Distributions; Rights. Whenever the Custodian or Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a currency other than United States dollars can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and, subject to the provisions of the Deposit Agreement, convert or cause to be converted such dividend or distribution into United States dollars and shall distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed shall be reduced by any amounts required to be withheld by the Company, its agent or the Depositary or a Custodian on account of taxes. If in the judgment of the Depositary amounts received in currency other than United States dollars may not be converted on a reasonable basis into United States dollars transferable to the United States, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of such currency received and not so convertible by the Depositary to, or hold such balance for the respective accounts of, the Holders of Receipts entitled thereto.

            Whenever a Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary will cause the securities or property received by such Custodian to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale, at such place or places and upon such terms as it may deem proper) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

            If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and will, if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed (except as provided in the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. Notwithstanding the foregoing, in the event that the Depositary determines that a distribution in Shares may not legally be made to some or all Holders of Receipts, the Depositary may sell such Shares and remit the proceeds thereof to the Holders of Receipts entitled thereto as in the case of a distribution in cash.

            In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall, after consultation with the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of any such sale for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise. If the Depositary determines that it is not lawful and feasible to make any such rights available to Holders or to sell any such rights as described above, the Depositary will allow such rights to lapse. If the registration of the securities to which such rights relate is required under the Securities Act of 1933, no rights shall be made available to Holders in the United States or to any U.S. person (each as defined in Regulation S under the Securities Act of 1933) unless such securities are registered or exempt from registration under such Act, provided, that the Company will have no obligation to file a registration statement or endeavor to have a registration statement declared effective.

            (13) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, the Depositary will fix a record date as close as practicable to the date corresponding to the record date fixed by the Company in respect of the Shares for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, subject to the provisions of the Deposit Agreement.

            (14) Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will, as soon as practicable, mail to the Holders (i) a notice which shall contain such information as is contained in such notice of meeting and a statement that Holders will be entitled, subject to any applicable provisions of the law of Norway and of the Articles of Association of the Company (it being agreed that the Company will provide the Depositary with a summary of pertinent parts of such provisions in English and the Depositary will include such summary in such notice), to exercise the voting rights, if any, pertaining to the Shares or other Deposited Securities evidenced by their respective Receipts, and (ii), with respect to any such voting rights, a document in substantially the form of Exhibit C annexed to the Deposit Agreement which, if duly executed and returned to the Depositary by a Holder, will authorize and direct the Depositary (a) to cause such Holder's American Depositary Shares to be temporarily exchanged for Shares and such Shares to be registered in such Holder's name on the Company's share registry on VPS at least two business days prior to such meeting, (b) to give notice to the Company, within the period required by the law of Norway and the Articles of Association of the Company, of such Holder's intention to vote at the meeting in person or by proxy, (c) to have a designee of the Depositary vote such Shares as proxy in accordance with the instructions of such Holder (unless such Holder elects to designate a different proxy or to attend the meeting in person), and (d) to exchange such Shares back into American Depositary Shares promptly after the meeting at which such voting rights were exercised. The Depositary will not charge Holders for taking these actions.

            In order to exercise its voting rights, a Holder will be required, subject to applicable laws and regulations and the Articles of Association of the Company, to cause the deposit of the American Depositary Shares evidenced by its Receipts into a blocked account with The Depository Trust Company for the account of the Depositary or to deliver physically its Receipts to the Depositary for holding. Such American Depositary Shares will remain in such blocked account at the Depository Trust Company, or such Receipts will be held by the Depositary, until the conclusion of the meeting at which such voting rights are to be exercised, after which such American Depositary Shares will be released from such blocked account, or such Receipts will be returned, to such Holder in either case promptly after a number of Shares represented by such American Depositary Shares (or the American Depositary Shares evidenced by such Receipt) have been transferred from the VPS account of such Holder to the VPS account of the Depositary. Such American Depositary Shares may not be transferred while they are on deposit in such blocked account or the Receipts evidencing such American Depositary Shares are being held by the Depositary. The Company hereby agrees to give the Depositary sufficient advance notice of shareholders' meetings so as to provide Holders with a reasonable opportunity to vote at such meetings.

            (15) Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares will thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

            (16) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders of Receipts at its Principal Office any reports and communications received from the Company which are received by the Depositary as the holder of the Deposited Securities and made generally available to the holders of Deposited Securities. The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Company and Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

            (17) Taxation. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, at such place or places and upon such terms as it may deem proper, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders of Receipts entitled thereto.

            (18) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Paragraph 18, Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. The Depositary will not lend Shares or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to
Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction shall be (a) subject to
(x) a written representation by the person or entity (the "Applicant") to whom Receipts are issued or Shares delivered that at the time the Depositary issues such Receipts or delivers such Shares, the Applicant or its customer owns the Shares or Receipts to be delivered to the Depositary, or (y) such evidence of ownership of Shares or Receipts as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Shares or Receipts in trust for the Depositary until their delivery to the Depositary or custodian, reflect on its records the Depositary as owner of such Shares or Receipts and deliver such Shares upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will limit the number of Receipts issued by it under (i) above and outstanding at any time to thirty percent (30%) of the Receipts issued by the Depositary and with respect to which Shares are on deposit with the Depositary or Custodian. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

            Collateral provided by an Applicant for Receipts or Shares, but not the earnings thereon, will be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

            (19) Liability of the Company and the Depositary. Neither the Company nor the Depositary will incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company or the Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden or delayed from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed or the Depositary or the Company shall be obligated to do or perform any act which obligation isinconsistent with the provisions of the Deposit Agreement; nor will the Depositary or the Company incur any liability to any Holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise any discretion provided in the Deposit Agreement. Neither the Company nor the Depositary assumes any obligation or will be subject to any liability under the Deposit Agreement to Holders of Receipts, except that they agree to use their best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Company nor the Depositary will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of a Custodian being solely to the Depositary. Neither the Company nor the Depositary will be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible if any instructions to vote any of the Deposited Securities are not carried out, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or omission is in good faith. Subject to the laws of Norway and the Articles of Association of the Company, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

            (20) Resignation and Removal of Depositary; Substitution of the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The term "Depositary" shall also refer to any successor depositary appointed pursuant to this Paragraph (20). The Depositary may at any time appoint a substitute custodian and the term "Custodian" shall also refer to such substitute.

            (21) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, will, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment to the Deposit Agreement so becomes effective will be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event will any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

            (22) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement (upon 30 days' notice to the Holders) at any time 60 days after the Depositary shall have resigned, if a successor depositary shall not have been appointed and accepted its appointment within such 60 days. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the Holders thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

            (23) Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section IA.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.